Exhibit 10.21.1

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

This Amendment No. 1 to Master Repurchase Agreement, dated as of April 15, 2020 (this “Amendment”), by and between Finance of America Mortgage LLC (“Seller”) and Nomura Corporate Funding Americas, LLC (“Buyer”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of October 28, 2019 (the “Existing Repurchase Agreement”; and as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Amendments to Existing Repurchase Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below), the Existing Repurchase Agreement is hereby amended as follows:

1.1 Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “Facility Documents”, “Purchased Asset Issue” and “Servicer” in their respective entireties and replacing them with the following:

“Facility Documents” shall mean this Agreement (including the Servicing Annex), the Pricing Side Letter, the Custodial Agreement, each Servicer Notice, if any, the Powers of Attorney, the Electronic Tracking Agreement, if any, the Collection Account Control Agreement, each Servicing Agreement, each Escrow Instruction Letter (if any) and any and all other documents and agreements executed and delivered by Seller or its Affiliates in connection with this Agreement or any Transactions hereunder, as the same may be amended, restated or otherwise modified from time to time.

“Purchased Asset Issue” shall mean, with respect to any Purchased Asset, the occurrence of any of the following as determined in Buyer’s good faith discretion:

(i) such Mortgage Loan is not an Eligible Mortgage Loan;

(ii) a Regulatory or Reputational Risk Issue has occurred;

(iii) the related Mortgage Note, Mortgage or related guarantee, if any, are determined to be unenforceable;

(iv) if the Purchased Asset is serviced by the Seller (and not subserviced by a third-party subservicer that has been approved by Buyer and entered into a Servicer Notice), the related Servicing Transfer Date for such Purchased Asset does not occur on or prior to the date that is [***] immediately following the related Purchase Date for such Purchased Asset;

(v) if such Purchased Asset is due to be securitized and such Purchased Asset is removed from the securitization pool pursuant to a request from any investor or rating agency due to concerns with respect to credit, compliance or valuation of such Purchased Asset;

(vi) the underlying Mortgaged Property is found to have an Environmental Issue for which Seller or the related Mortgagor does not promptly set up an escrowed reserve or insurance in an amount reasonably acceptable to Buyer;

(vii) a Governmental Authority has seized the underlying Mortgaged Property;

(viii) if such Purchased Asset is a Wet-Ink Mortgage Loan, the Custodian has failed to issue a Trust Receipt showing no exceptions with respect to such Purchased Asset to Buyer in accordance with the Custodial Agreement on or prior to the Wet-Ink Delivery Date; or

(ix) if such Purchased Asset is a Non-Agency Loan and Buyer did not receive the related due diligence review of such Purchased Asset prepared by a Third Party Reviewer (which review identifies such Purchased Asset as a Grade A Mortgage Loan or Grade B Mortgage Loan) as of the related Purchase Date, if such Purchased Asset is not a Grade A Mortgage Loan, Grade B Mortgage Loan from a Third Party Reviewer within [***] of the related Purchase Date (or such other time period as agreed between the Buyer and the Seller), or if a Grade C Mortgage Loan, is not approved in writing by Buyer in its sole discretion.

“Servicer” shall mean, with respect to any Purchased Asset (i) prior to the related Servicing Transfer Date, Seller and (ii) from and after the related Servicing Transfer Date, either LoanCare, LLC or any other servicer or subservicer approved by Buyer in its sole discretion to service or subservice Mortgage Loans.

1.2 Section 2 of the Existing Repurchase Agreement is hereby further amended by adding the following new definitions thereto in their proper alphabetical order:

“Interim Servicing Period” shall mean, with respect to any Purchased Asset for which the Seller is acting as Servicer without a third-party subservicer that has been approved by Buyer and entered into a Servicer Notice, the period commencing on the related Purchase Date for such Purchased Asset and ending on the earlier to occur of (x) the related Servicing Transfer Date and (y) the date that is [***] immediately following such Purchase Date.

“Servicing Advances” shall mean all customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by Seller as Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property related to a Purchased Asset, (ii) any enforcement or judicial proceedings with respect to a Purchased Asset, including foreclosure actions, (iii) any private mortgage insurance policy premiums and fees, and (iv) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and fire and hazard insurance coverage, as required pursuant to the Servicing Annex.

“Servicing Annex” shall mean, with respect to the Purchased Assets for which the Seller is acting as Servicer without a third-party subservicer that has been approved by Buyer and entered into a Servicer Notice, the servicing annex attached hereto as Exhibit D, which servicing annex shall provide for the servicing of the Purchased Assets during the related Interim Servicing Period.

“Servicing File” shall mean with respect to each Purchased Asset, the file retained by Seller as Servicer consisting of all documents that a prudent servicer would have, including copies (electronic or otherwise) of the Mortgage Loan Documents, and all documents necessary to document and service such Purchased Asset.

“Servicing Records” shall mean with respect to each Purchased Asset all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Purchased Asset.

“Servicing Transfer Date” shall mean, with respect to any Purchased Asset, the date on which the servicing of such Purchased Asset is transferred by Seller as Servicer to the applicable successor Servicer and made subject to the related Servicing Agreement and Servicer Notice.

1.3 Section 5 of the Existing Repurchase Agreement is hereby amended by deleting subsections (b) and (c) thereof in their respective entireties and replacing them with the following:

(b) Seller shall, and shall cause Servicer to, hold for the benefit of, and in trust for, Buyer all Income, including, without limitation, all Income received by or on behalf of Seller with respect to the Purchased Assets. Seller shall cause the Servicer (other than in the case of Seller acting in the capacity of Servicer during the Interim Servicing Period) to deposit all such Income received on account of the Purchased Assets serviced, subserviced or managed by such Servicer in the related Collection Account, in accordance with the applicable Servicer Notice. To the extent that Seller is holding any Income, Seller shall deposit such Income on receipt into the Nomura Account. To the extent such deposits are insufficient to cover the full Price Differential due on the next Remittance Date, Seller shall deposit funds into the Nomura Account sufficient to cover such shortfall.

(c) Seller shall cause Servicer (other than in the case of Seller acting in the capacity of Servicer) to remit to Collection Account all Income with respect to the Purchased Assets (such instruction shall be set forth in the Servicer Notice and shall be irrevocable without the prior written consent of Buyer during the Interim Servicing Period) no later than, [***] of the application by such Servicer in such Servicer’s system of such collections in respect of the Purchased Assets, which in any event shall be no later than within [***] of receipt of such collections. All Income shall be held in trust for Buyer, shall constitute the property of Buyer except for tax purposes which shall be treated as income and property of Seller and when deposited into the Collection Account and Nomura Account, respectively, shall not be commingled with other property of Seller or any Affiliate of Seller; provided, however, that, prior to the occurrence and continuance of an Event of Default, the Servicer as agent of the Seller shall have access to Income to make any permitted withdrawals in accordance with the terms of the Servicing Agreement as modified by the Servicer Notice. Notwithstanding anything contained herein or in any of the other Facility Documents to the contrary, Seller shall not at any time have access to the Collection Account and Seller shall not issue any instructions or directions to the Collection Account Bank with respect to the Collection Account.

1.4 Section 8(a) of the Existing Repurchase Agreement is hereby amended by deleting the second paragraph thereof in its entirety and replacing it with the following:

Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing Rights and in order to secure Seller’s obligations under Section 17 of this Agreement, and for the avoidance of doubt, Seller grants, assigns and pledges to Buyer a security interest in the Servicing Rights and the related Servicing Records, all rights of Seller as Servicer to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Asset File or Servicing File and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created, on or prior to the related Repurchase Date. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

1.5 Section 10 of the Existing Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 10. Hypothecation or Pledge of Purchased Assets. Title to all Purchased Assets and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets. Nothing in this Agreement shall preclude Buyer, at no additional cost to Seller, from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty with which Buyer may engage in a transaction as contemplated hereunder is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder). Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller; provided, however, that Buyer is obligated to return the specific Purchased Assets upon repurchase by Seller.

1.6 Section 13 of the Existing Repurchase Agreement is hereby amended by deleting subsection (l) in its entirety and replacing it with the following:

(l) Insurance. Seller shall cause Finance of America Holdings LLC to continue to maintain Fidelity Insurance in an aggregate amount at least equal to [***]. Seller shall cause Finance of America Holdings LLC to maintain Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets, including without limitation in respect of Seller acting in the capacity of Servicer of the Purchased Assets. Seller shall notify Buyer of any material change in the terms of any such Fidelity Insurance.

1.7 Section 16 of the Existing Repurchase Agreement is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

(a) Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including reasonable fees of counsel, and Taxes relating to or arising in connection with the ownership of the Purchased Assets, but excluding any Taxes otherwise addressed in Section 7 of this Agreement) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby (including, without limitation, any wire fraud or data or systems intrusions), that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. For the avoidance of doubt “Costs” shall include Taxes that represent losses, damages, claims, costs and expenses arising from any non-Tax claim. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Assets, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Assets for any sum owing thereunder, or to enforce any provisions of any Purchased Assets, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

Without limiting the generality of the foregoing, Seller shall reimburse Buyer for the amount of any Charges and/or Returned Items (as each such term is defined in the Collection Account Control Agreement) paid by Buyer to Collection Account Bank pursuant to Section 6 of the Collection Account Control Agreement (including without limitation following the termination of the Collection Account Control Agreement to the extent provided for in Section 6 of the Collection Account Control Agreement).

1.8 Section 17 of the Existing Repurchase Agreement is hereby amended by deleting subsections (a), (c), (e) and (f) thereof in their respective entireties and replacing them with the following:

(a) Seller, on Buyer’s behalf, shall contract with one or more Servicers to service and/or subservice the Mortgage Loans consistent with the degree of skill and care that such Servicers customarily require with respect to similar Mortgage Loans owned or managed by such Servicers and in accordance with Accepted Servicing Practices. Without limiting the generality of the foregoing, Seller as Servicer shall service the Purchased Assets during the related Interim Servicing Period in accordance with this Agreement, including the Servicing Annex for the benefit of Buyer. The Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing and/or subservicing responsibilities hereunder, (iii) be an approved servicer by Fannie Mae and Freddie Mac, in each case in good standing and (iv) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder. Buyer may terminate the servicing and/or subservicing of any Mortgage Loan with the then existing servicer and/or subservicer in accordance with the related Servicer Notice. The Servicing Agreement shall not be materially amended without the written consent of Buyer, which may be granted or withheld in its sole discretion; provided that the Seller shall provide the Buyer with written notice of any amendment of the Servicing Agreement, including a copy of such amendment.

(c) Seller shall cause the Servicer and any interim servicer to deposit all collections received by Seller on account of the Purchased Assets in the Collection Account in accordance with the provisions of Section 5(b); provided that in the case of Seller as Servicer, all collections (if any) received by Seller as Servicer on account of the Purchased Assets shall be deposited by Seller into the Nomura Account by no later than [***] prior to the next occurring Remittance Date.

(e) The Seller shall provide promptly to the Buyer a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Assets; provided that Seller shall not be required to provide a Servicer Notice with respect to Seller acting as Servicer.

(f) Upon the occurrence and during the continuance of an Event of Default, the Buyer shall have the right to immediately terminate the Servicer’s rights to service the Purchased Assets under the Servicing Agreement in accordance with the related Servicer Notice (or this Agreement and the Servicing Annex in the case of Seller as Servicer, and if Buyer exercises such right all authority and power of such Servicer to service the Purchased Assets hereunder shall be immediately and automatically terminated). Seller and Servicer shall (x) cooperate in transferring the servicing and/or subservicing of the Purchased Assets to a successor servicer and/or subservicer selected by Buyer in its sole discretion and (y) in the case of Seller as Servicer, comply with the servicing transfer provisions set forth in paragraph (b)(ix) of the Servicing Annex in connection with such transfer of the servicing of the Purchased Assets. In the case of a Servicer other than Seller, if a Servicer Termination Event has occurred but an Event of Default has not yet occurred, the Seller shall select a successor servicer and/or subservicer within [***] following the earlier of Seller’s receipt of notice or knowledge of the occurrence of a Servicer Termination Event, subject to such successor servicer or subservicer being approved by Buyer in its sole discretion exercised in good faith.

1.9 Exhibit D to the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the Exhibit D attached to this Amendment as Annex I.

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment No. 1 Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On the Amendment No. 1 Effective Date, Buyer shall have received the following document which shall be satisfactory to Buyer in form and substance: this Amendment, executed and delivered by Seller and Buyer.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Counterparts may be delivered electronically.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:	/s/ David Ritchie
Name: David Ritchie
Title: Managing Director

Signature Page to Amendment No. 1 to Master Repurchase Agreement

FINANCE OF AMERICA MORTGAGE LLC, as Seller

By:	/s/ Robert Conway
Name: Robert Conway
Title: Treasurer

Signature Page to Amendment No. 1 to Master Repurchase Agreement

ANNEX I

EXHIBIT D

SERVICING ANNEX

Reference is hereby made to that certain Master Repurchase Agreement, dated as of October 28, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between Finance of America Mortgage LLC (“Seller” or “Servicer”) and Nomura Corporate Funding Americas, LLC (“Buyer”). Capitalized terms used herein but not herein defined shall have the meanings ascribed thereto in the Agreement.

(a) During the Interim Servicing Period, Servicer hereby agrees to service the related Purchased Assets in accordance with Accepted Servicing Practices and the terms, conditions and provisions set forth in the Agreement, including without limitation Section 17 of the Agreement. Such terms, conditions and provisions of the Agreement (including without limitation Section 17 of the Agreement) are hereby incorporated by reference.

(b) Without limiting the generality of the foregoing, during the Interim Servicing Period in connection with its servicing of the related Purchased Assets, Servicer shall comply with the following:

(i) Collection of Mortgage Loan Payments. Servicer will proceed diligently, in accordance with the Servicing Annex, to collect all payments due (if any) under each of such Purchased Assets when the same shall become due and payable.

(ii) Servicing Records and Servicing Files. Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Purchased Assets, including the related Servicing Records and Servicing Files. Servicer shall release its custody of the contents of the Servicing Files in accordance, and only in accordance, with written instructions of Buyer, except when such release is required as incidental to the Servicer’s servicing of such Purchased Assets.

(iii) MERS Mortgage Loans. With respect to each MERS Mortgage Loan, Servicer shall cause the MERS System to indicate that the related Purchased Asset is being serviced by Servicer pursuant to the Agreement (including the Servicing Annex) by entering in the MERS System the information required by the MERS System to identify Servicer as the servicer of the MERS Mortgage Loan. In the event Servicer’s membership in MERS is terminated for any reason and any of the related Purchased Assets then serviced by Servicer are MERS Mortgage Loans, Servicer shall, upon Buyer’s request, prepare and cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to Buyer or its designee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Purchased Asset.

(iv) Environmental Issue. Servicer shall, if a related Mortgaged Property is subject to the Environmental Issue, immediately stop any foreclosure proceedings and not commence new foreclosure proceedings against such Mortgaged Property.

(v) Modifications Etc. Consistent with the terms of the Servicing Annex and Accepted Servicing Practices, Servicer may waive, modify or vary any term of any such Purchased Asset or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to Buyer or Buyer’s interest in such Purchased Asset. All modifications, waivers, forbearances or amendments of any such Purchased Asset shall be in writing and shall be consistent with Accepted Servicing Practices. On each Interest Rate Adjustment Date, the Servicer shall make interest rate adjustments for each related adjustable-rate Mortgage Loan in compliance with the requirements of the related Mortgage, Mortgage Note and applicable federal, state and local laws and regulations. The Servicer shall execute and deliver the notices required by each Mortgage, Mortgage Note and applicable federal, state and local laws and regulations regarding interest rate adjustments.

(vi) Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies; Collections Thereunder. With respect to each such Purchased Asset (to the extent escrowed under the terms of such Purchased Asset), Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of private mortgage insurance policy premiums and fees and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor held in trust accounts as escrow funds maintained by Servicer which shall have been estimated and accumulated by Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable federal, state and local laws and regulations. Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the escrow payments and shall make Servicing Advances from its own funds to effect such payments.

(vii) Maintenance of Hazard Insurance. Servicer shall cause to be maintained for each such Purchased Asset fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located by a Qualified Insurer in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property and (b) the outstanding principal balance owing on such Purchased Asset. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the National Flood Insurance Program, in an amount representing coverage not less than the lesser of (A) the minimum amount required under the terms of the coverage to compensate for any damage or loss to the Mortgaged Property on a replacement-cost basis (or the outstanding principal balance of such Purchased Asset if replacement-cost basis is not available) or (B) the maximum amount of insurance available under the National Flood Insurance Program. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in trust accounts as escrow funds and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of such Purchased Asset, or to be released to the Mortgagor in accordance with Accepted Servicing Practices) shall be deposited in the Nomura Account. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Servicer, and shall provide for at least [***] prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either its insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

(viii) Inspections. Servicer shall inspect the Mortgaged Property related to each such Purchased Asset as often as deemed necessary by the Servicer in accordance with Accepted Servicing Practices. In addition, the Servicer shall conduct subsequent inspections in accordance with Accepted Servicing Practices. Servicer shall keep a written report of each such inspection and shall provide a copy of such inspection to Buyer upon the request of Buyer.

(ix) Servicing Transfer Provisions. In the event that Buyer terminates Servicer’s rights to service the related Purchased Assets in accordance with Section 17(f) of the Agreement, Servicer shall:

(A) Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under the Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Buyer or the successor servicer appointed pursuant to Section 17(f) of the Agreement;

(B) Servicer shall transfer the servicing with respect to the related Purchased Assets and prepare, execute and deliver, any and all related documents and other instruments, in the Servicer’s possession, including all related Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination and related transfer of servicing, whether to complete the transfer and endorsement or assignment of the Purchased Assets and related documents or otherwise, at Seller’s sole expense. Without limiting the generality of the foregoing, Servicer shall prepare, execute and deliver any and all documents and other such instruments, and do or accomplish all other acts or things necessary or appropriate to more fully and definitely vest and confirm in the successor servicer appointed pursuant to Section 17(f) of the Agreement all such responsibilities, duties and obligations of the Servicer as servicer, to complete the transfer and endorsement or assignment of the related Purchased Assets and related documents, if necessary, and to deliver to Buyer (or its designee) all contents of the related Servicing Files in the possession of the Servicer;

(C) Servicer shall transfer to Buyer (or its designee) all cash amounts (if any) which shall at the time be credited by the Servicer and held in trust accounts as escrow funds or thereafter received with respect to the related Purchased Assets and Servicer shall account for all funds;

(D) Servicer will be responsible for notifying the related Mortgagors of any transfer of servicing in accordance with the requirements of the RESPA and the Cranston Gonzalez National Affordable Housing Act of 1990;

(E) Servicer will comply with all applicable federal, state and local laws and regulations with respect to servicing transfers, including the Consumer Financial Protection Bureau’s rules and/or guidelines with respect to servicing transfers, including, without limitation, its Bulletin 2014-1 issued on August 19, 2014. Servicer will provide all reasonable cooperation and assistance as may be requested by Buyer in connection with compliance with such rules and/or guidelines. Further, the Servicer will cooperate after the applicable Servicing Transfer Date to promptly resolve all customer complaints, disputes and inquiries related to activities that occurred prior to such transfer date or in connection with the transfer of servicing; and

(F) With respect to each MERS Mortgage Loan, either (A) the Servicer shall, upon Buyer’s request, cooperate with the successor servicer appointed pursuant to Section 17(f) of the Agreement in causing MERS to designate on the MERS System such successor servicer as the servicer of such Purchased Asset or (B) the Servicer shall, upon Buyer’s request, cooperate with Buyer in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to Buyer (which may be assigned in blank) and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Purchased Asset or servicing of such Purchased Asset on the MERS System to such successor servicer.